Exhibit 21

Direct and Indirect Subsidiaries of the Registrant

I. The Hanover Insurance Group, Inc. (Delaware)

A.	Opus Investment Management, Inc. (Massachusetts)
a.	The Hanover Insurance Company (New Hampshire)
1.	Citizens Insurance Company of America (Michigan)
2.	Allmerica Financial Benefit Insurance Company (Michigan)
3.	Allmerica Plus Insurance Agency, Inc. (Massachusetts)
4.	The Hanover American Insurance Company (New Hampshire)
5.	Hanover Texas Insurance Management Company, Inc. (Texas)
6.	Citizens Insurance Company of Ohio (Ohio)
7.	Citizens Insurance Company of The Midwest (Indiana)
8.	The Hanover New Jersey Insurance Company (New Hampshire)
9.	Massachusetts Bay Insurance Company (New Hampshire)
10.	Allmerica Financial Alliance Insurance Company (New Hampshire)
11.	Professionals Direct, Inc. (Michigan)
(i)	Professionals Direct Insurance Services, Inc. (Michigan)
12.	Verlan Fire Insurance Company (New Hampshire)
13.	The Hanover National Insurance Company (New Hampshire)
14.	AIX Holdings, Inc. (Delaware)
(i)	Nova American Group, Inc. (New York)
1.	NOVA Casualty Company (New York)
a.	AIX Specialty Insurance Company (Delaware)
(ii)	AIX, Inc. (Delaware)
1.	AIX Insurance Services of California, Inc. (California)
15.	440 Lincoln Street Holding Company LLC (Massachusetts)
16.	Campmed Casualty & Indemnity Company, Inc. (New Hampshire)
17.	CitySquare II Investment Company LLC (Massachusetts)
(i)	Front Street Financing LLC (Massachusetts)
18	The Hanover Atlantic Insurance Company Ltd. (Bermuda)
19.	Chaucer Insurance Company Designated Activity Company (Ireland)
20.	The Hanover Casualty Company (Texas)
b.	Citizens Insurance Company of Illinois (Illinois)
c.	CitySquare II Development Co. LLC (Massachusetts)

B.	VeraVest Investments, Inc. (Massachusetts)
C.	Verlan Holdings, Inc. (Maryland)
a.	Hanover Specialty Insurance Brokers, Inc. (Virginia)
D.	Campania Holding Company, Inc. (Virginia)
E.	Educators Insurance Agency, Inc. (Massachusetts)
F.	The Hanover (Barbados) Capital SRL (Barbados)
G.	The Hanover Australia HoldCo Pty Ltd (Australia)
a.	Hanover Australia BidCo Pty Ltd (Australia)
1.	SLE Holdings Pty Ltd (Australia)
(i)	Pacific Underwriting Corporation Pty Ltd (Australia)
(ii)	SLE Worldwide Pty Limited (Australia)